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As filed with the Securities and Exchange Commission on April 30, 2018

Registration No. 333-223457

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM F-10

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KINROSS GOLD CORPORATION
(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada (Province or Other Jurisdiction of Incorporation or Organization)	1041 (Primary Standard Industrial Classification) Code Number (if applicable))	650430083 (I.R.S. Employer Identification Number (if applicable))

25 York Street, 17th Floor
Toronto, Ontario, M5J 2V5 (416) 365-5123
(Address and telephone number of Registrant's principal executive offices)

Martin D. Litt, Secretary, Kinross Gold U.S.A., Inc.
5075 S. Syracuse Street, Suite 800, Denver, Colorado 80237, Telephone: (303) 802-1445
(Name, address, (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to

Robert G. DeLaMater, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498	Nathan M. Longenecker, Esq. Senior Vice-President and General Counsel Kinross Gold Corporation 25 York Street, 17th Floor Toronto, Ontario M5J 2V5

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement is declared effective, as determined by market conditions.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering (if applicable))

           It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)
B.	☒	At some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on at (designate a time not sooner than 7 calendar days after filing)
	2.	☐
pursuant to Rule 467(b) on at (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on
	3.	☒
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Debt Securities

Common Shares

Warrants

Subscription Receipts

Units

Share Purchase Contracts

Total	US$1,000,000,000	100%	US$1,000,000,000	US$124,500(4)

(1)
There is being registered hereunder an indeterminate number of securities of Kinross Gold Corporation (the "Registrant") as from time to time may be issued at prices determined at the time of issuance.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act").

(3)
The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).

(4)
Previously paid.

           The Registrant hereby amends this registration statement on Form F-10 (this "Registration Statement") on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the "Commission"), acting pursuant to Section 8(a) of the Securities Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

This prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities in these jurisdictions.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Kinross Gold Corporation at 17th Floor, 25 York Street, Toronto, Ontario, M5J 2V5 (Telephone (416) 365-5123), and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	April 30, 2018

KINROSS GOLD CORPORATION

$1,000,000,000

Debt Securities
Common Shares
Warrants
Subscription Receipts
Units
Share Purchase Contracts

Kinross Gold Corporation ("Kinross" or the "Corporation") may offer and sell from time to time debt securities ("Debt Securities"), common shares of the Corporation ("Common Shares"), warrants ("Warrants") to purchase any of the other securities that are described in this short form base shelf prospectus (the "Prospectus"), subscription receipts ("Subscription Receipts"), units ("Units") comprised of one or more of any of the other securities that are described in this Prospectus, share purchase contracts obligating holders to purchase a specified number of Common Shares at a future date or dates, or similar contracts which may be issued on a prepaid basis (in each case, "Share Purchase Contracts") or any combination of such securities (all of the foregoing collectively, the "Securities" and individually, a "Security") for up to an aggregate offering price of $1,000,000,000 (or its equivalent in Canadian dollars or any other currencies), in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.

The Corporation will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a "Prospectus Supplement") to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. An investor should read this Prospectus and the applicable Prospectus Supplement carefully before investing in any Securities.

All dollar amounts in this Prospectus are in United States dollars, unless otherwise indicated. See "Currency Presentation and Exchange Rate Information".

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.

The Corporation may sell Securities directly to investors, or through agents, underwriters or dealers it selects. If the Corporation uses agents, underwriters or dealers to sell the Securities, it will name them and describe their compensation in a Prospectus Supplement. The net proceeds that the Corporation expects to receive from an offering of Securities will be described in the Prospectus Supplement relating to that offering. See "Plan of Distribution".

The Corporation has filed an undertaking with each of the securities regulatory authorities in each of the provinces of Canada that it will not distribute Securities that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without first pre-clearing with the applicable regulator the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such Securities.

The Common Shares are listed and posted for trading on the Toronto Stock Exchange (the "TSX") under the symbol "K". On April 27, 2018, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was Cdn$5.08. In addition, the Common Shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "KGC". On April 27, 2018, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the NYSE was $3.96. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is currently no market through which such Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Kinross is permitted, under a multi-jurisdictional disclosure system ("MJDS") adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The Corporation prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"). Thus, the Corporation's financial statements may not be comparable to the financial statements of United States companies.

Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. Such consequences for purchasers who are resident in the United States may not be described fully herein. Purchasers of Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of the Province of Ontario, Canada, that most of its officers and directors are residents of Canada, that some of the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons are located outside of the United States.

Directors of the Corporation residing outside of Canada have appointed Kinross Gold Corporation at 17th Floor, 25 York Street, Toronto, Ontario M5J 2V5 as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments against any person that resides outside of Canada, even if the person has appointed an agent for service of process.

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See "Cautionary Note Regarding Forward-Looking Information" and "Risk Factors".

As of the date of this Prospectus, no underwriter or dealer is in a contractual relationship with the Corporation requiring the underwriter or dealer to distribute under this Prospectus.

The Corporation's head and registered office is located at 17th Floor, 25 York Street, Toronto, Ontario, M5J 2V5.

i

ABOUT THIS SHORT FORM PROSPECTUS

        In this Prospectus, the Corporation and its subsidiaries are collectively referred to as the "Corporation" or "Kinross", unless the context otherwise requires. The Corporation has not authorized anyone to provide readers with information different from that contained in this Prospectus or in any free writing prospectus prepared by the Corporation. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. The Corporation is not making an offer of Securities in any jurisdiction where the offer is not permitted.

        Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

        This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. The Corporation does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the website of the Corporation, www.kinross.com, shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

        All statements, other than statements of historical fact, contained or incorporated by reference in this Prospectus including, but not limited to, any information as to the future financial or operating performance of Kinross, constitute "forward-looking information" or "forward-looking statements" within the meaning of certain securities laws, including the provisions of the Securities Act (Ontario) and the provisions for "safe harbor" under the United States Private Securities Litigation Reform Act of 1995 and are based on expectations, estimates and projections as of the date of this Prospectus, or in the case of any documents incorporated by reference herein, as of the date of such documents.

        Forward-looking statements contained or incorporated by reference in this Prospectus, include, without limitation, statements with respect to our guidance for production; production costs of sales, all-in sustaining cost and capital expenditures; the schedules and budgets for the Corporation's development projects and continuous improvement initiatives, as well as references to other possible events; the future price of gold and silver; the timing and amount of estimated future production; costs of production; capital expenditures; costs and timing of the development of projects and new deposits; success of exploration, development and mining activities; currency fluctuations; capital requirements; project studies; mine life extensions; restarting suspended or disrupted operations; continuous improvement initiatives; and resolution of pending litigation. The words "advance", "anticipate", "assumption", "believe", "estimates", "expects", "forecast", "focus", "forward", "guidance", "initiative", "measures", "on budget", "outlook", "opportunity", "plan", "potential", "progress", "project", "projection", "well positioned" or variations of or similar such words and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result and similar such expressions identify forward-looking statements.

        Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Kinross as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates, models and assumptions of Kinross referenced, contained or incorporated by reference in this Prospectus, which may prove to be incorrect, include, but are not limited to, the various assumptions set forth in the AIF and 2017 MD&A (all as defined below and incorporated by reference into this Prospectus) as well as: (1) there being no significant disruptions affecting the operations of the Corporation, whether due to extreme weather events (including, without limitation, excessive or lack of rainfall, in particular, the potential for further production curtailments at Paracatu resulting from insufficient rainfall) and other or related natural disasters, labour disruptions (including, but not limited to, workforce reductions), supply disruptions, power disruptions, damage to equipment or otherwise; (2) permitting, development, operations and production from the Corporation's operations being consistent with Kinross'

current expectations including, without limitation, the maintenance of existing permits and approvals and the timely receipt of all permits and authorizations necessary for the development and operation of the Tasiast Phase Two expansion and the Round Mountain Phase W expansion including, without limitation, work permits, necessary import authorizations for goods and equipment and exploration license conversions at Tasiast and land acquisitions and permitting for the construction and operation of the new tailings facility, water and power supply and launch of the new tailings reprocessing facility at Paracatu; (3) political and legal developments in any jurisdiction in which the Corporation operates being consistent with its current expectations including, without limitation, the impact of any political tensions and uncertainty in the Russian Federation and Ukraine or any related sanctions and any other similar restrictions or penalties imposed, or actions taken, by any government, including but not limited to potential power rationing, tailings facility regulation and amendments to mining laws in Brazil, potential amendments to water laws and/or other water use restrictions and regulatory actions in Chile, potential amendments to minerals and mining laws, energy levies laws, and dam safety regulation in Ghana, potential amendments to customs and mining laws (including but not limited amendments to the VAT) and regulations relating to work permits in Mauritania, the potential passing of Environmental Protection Agency regulations in the US relating to the provision of financial assurances under the Comprehensive Environmental Response, Compensation and Liability Act and potential amendments to and enforcement of tax laws in Russia (including, but not limited to, the interpretation, implementation, application and enforcement of any such laws and amendments thereto), being consistent with Kinross' current expectations; (4) the exchange rate between the Canadian dollar, Brazilian real, Chilean peso, Russian rouble, Mauritanian ouguiya, Ghanaian cedi and the United States dollar being approximately consistent with current levels; (5) certain price assumptions for gold and silver; (6) prices for diesel, natural gas, fuel oil, electricity and other key supplies being approximately consistent with current levels; (7) production and cost of sales forecasts for the Corporation meeting expectations; (8) the accuracy of the current mineral reserve and mineral resource estimates of the Corporation (including but not limited to ore tonnage and ore grade estimates) and mine plans for the Corporation's mining operations (including but not limited to throughput and recoveries being affected by metallurgical characteristics at Paracatu); (9) labour and materials costs increasing on a basis consistent with Kinross' current expectations; (10) the terms and conditions of the legal and fiscal stability agreements for the Tasiast and Chirano operations being interpreted and applied in a manner consistent with their intent and Kinross' expectations; (11) goodwill and/or asset impairment potential; (12) the regulatory and legislative regime regarding mining, electricity production and transmission (including rules related to power tariffs) in Brazil being consistent with the Corporation's current expectations; and (13) access to capital markets, including but not limited to maintaining a debt rating consistent with the Corporation's current expectations.

        Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such factors include, but are not limited to: sanctions (or any other similar restrictions or penalties) now or subsequently imposed, or other actions taken, by, against, in respect of or otherwise impacting any jurisdiction in which the Corporation is domiciled or operates (including but not limited to the Russian Federation, Canada, the European Union and the United States), or any government or citizens of, persons or companies domiciled in, or the Corporation's business, operations or other activities in, any such jurisdiction; fluctuations in the currency markets; fluctuations in the spot and forward price of gold or certain other commodities (such as fuel and electricity); changes in the discount rates applied to calculate the present value of net future cash flows based on country-specific real weighted average cost of capital; changes in the market valuations of peer group gold producers and the Corporation, and the resulting impact on market price to net asset value multiples; changes in various market variables, such as interest rates, foreign exchange rates, gold or silver prices and lease rates, or global fuel prices, that could impact the mark-to-market value of outstanding derivative instruments and ongoing payments/receipts under any financial obligations; risks arising from holding derivative instruments (such as credit risk, market liquidity risk and mark-to-market risk); changes in national and local government legislation, taxation (including but not limited to income tax, advance income tax, stamp tax, withholding tax, capital tax, tariffs, value-added or sales tax, capital outflow tax, capital gains tax, windfall or windfall profits tax, royalty, excise tax, customs/import or export taxes/duties, asset taxes, asset transfer tax, property use or other real estate tax, together with any related fine, penalty, surcharge, or interest imposed in connection with such taxes), controls, policies and regulations; the security of personnel and assets; political or economic developments in Canada, the United States, Chile, Brazil, Russia, Mauritania, Ghana, or other countries in which Kinross does business or may carry on business; business opportunities that may be presented to, or pursued by, us; our ability to successfully integrate acquisitions and complete divestitures; operating or technical difficulties in connection with mining or development activities; employee relations; litigation or other claims against, or regulatory investigations and/or any enforcement actions or sanctions in respect of the Corporation (and/or its directors, officers, or employees) including, but not limited to, securities class action litigation in Canada and/or the United States, or any investigations, enforcement actions and/or sanctions under any applicable anti-corruption, international sanctions and/or anti-money laundering laws and regulations in Canada, the United States or any other applicable jurisdiction; the speculative nature of gold exploration and development including, but not limited to, the risks of obtaining necessary licenses and permits; diminishing quantities or grades of reserves; adverse changes in our credit rating; and contests over title to properties, particularly title to undeveloped properties. In addition, there are risks and hazards associated with the business of gold exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance, or the inability to obtain insurance, to cover these risks). Many of these uncertainties and contingencies can directly or indirectly affect, and could cause, Kinross' actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, Kinross, including but not limited to resulting in an impairment charge on goodwill and/or assets. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are provided for the purpose of providing information about management's expectations and plans relating to the future.

        All of the forward-looking statements made in this Prospectus are qualified by these cautionary statements and those made in our other filings with the securities regulators of Canada and the United States including, but not limited to, the cautionary statements made in the "Risk Factors" section of our AIF and the "Risk Analysis" sections of our 2017 MD&A. These factors are not intended to represent a complete list of the factors that could affect Kinross. Kinross disclaims any intention or obligation to update or revise any forward-looking statements or to explain any material difference between subsequent actual events and such forward-looking statements, except to the extent required by applicable law. The Corporation's public filings with the securities commissions or similar authorities in each of the provinces of Canada can be found through the System for Electronic Document Analysis and Retrieval ("SEDAR") on the Corporation's profile at www.sedar.com.

 NOTICE REGARDING PRESENTATION OF OUR MINERAL RESERVE AND RESOURCE ESTIMATES

        In accordance with applicable Canadian securities regulatory requirements, all mineral reserve and mineral resource estimates of Kinross incorporated by reference in this Prospectus have been prepared in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101"), classified in accordance with Canadian Institute of Mining Metallurgy and Petroleum's "CIM Standards on Mineral Resources and Reserves Definitions and Guidelines" (the "CIM Guidelines"). The definitions of mineral reserves and mineral resources are set out in our disclosure of our mineral reserve and mineral resource estimates that are incorporated by reference in this Prospectus.

        Kinross uses the terms "mineral resources", "measured mineral resources", "indicated mineral resources" and "inferred mineral resources". While those terms are recognized by Canadian securities regulatory authorities, they are not recognized by the SEC. Pursuant to the CIM Guidelines, mineral resources have a higher degree of uncertainty than mineral reserves as to their existence as well as their economic and legal feasibility. Inferred mineral resources, when compared with measured or indicated mineral resources, have the least certainty as to their existence, and it cannot be assumed that all or any part of inferred mineral resources will be upgraded to an indicated or measured mineral resource as a result of continued exploration. Pursuant to NI 43-101, inferred mineral resources may not form the basis of any economic analysis, including any feasibility study. Accordingly, investors are cautioned not to assume that all or any part of a mineral resource exists, will ever be converted into a mineral reserve, or is or will ever be economically or legally mineable or recovered.

        If, after the date of this Prospectus, Kinross is required by Section 4.2(1)(j) of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property material to the Corporation, Kinross will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words "preliminary short form prospectus" refer to a "shelf prospectus supplement".

 ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

        The Corporation is a corporation existing under the laws of the Province of Ontario, Canada. A majority of the assets of the Corporation are located outside of the United States and a majority of the directors and officers of the Corporation and some of the experts named in this Prospectus are residents of Canada and a majority of their assets are located outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, officers or experts under United States federal securities laws. There is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

CERTAIN AVAILABLE INFORMATION

        Kinross is subject to the informational reporting requirements of the United States Securities Exchange Act of 1934 (the "Exchange Act") as the Common Shares are registered under Section 12(b) of the Exchange Act. Accordingly, the Corporation is required to publicly file reports and other information with the SEC. Under the MJDS, the Corporation is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

        Reports and other information concerning the Corporation can be inspected and copied at the public reference facilities maintained by the SEC at: 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can be obtained from the Public Reference section of the SEC at 100 F Street, N.E., Washington, D.C. at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Certain of the Corporation's filings are also electronically available from the SEC's Electronic Document Gathering and Retrieval System ("EDGAR"), and which may be accessed at www.sec.gov.

        The Corporation has filed with the SEC a registration statement on Form F-10 under the Securities Act of 1933 with respect to the Securities. This Prospectus, including the documents incorporated by reference in this Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities, reference is made to the registration statement and the exhibits thereto. The registration statement can be found on EDGAR at www.sec.gov.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

        All references to "$" in this Prospectus are to United States dollars and all references to "Cdn$" are to Canadian dollars. On March 23, 2018, the Bank of Canada daily rate of exchange was US$1.00 = Cdn$1.2857 or Cdn$1.00 = US$0.7777.

NON-GAAP FINANCIAL MEASURES

        The 2017 MD&A contains references to certain financial measures that are not defined under IFRS. Management uses non-GAAP financial measures such as Adjusted Net Earnings Attributable to Common Shareholders and Adjusted Net Earnings per Share, together with measures determined in accordance with IFRS, to provide investors with a supplemental measure to evaluate the underlying performance of the Corporation. Management also believes that securities analysts, investors and other interested parties frequently use non-GAAP financial measures in the evaluation of issuers. Management also uses non-GAAP financial measures in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets, and to assess its ability to meet future debt service, capital expenditure, and working capital requirements. Non-GAAP financial measures do not have standardized meanings and are unlikely to be comparable to any similar measures presented by other companies.

        A reconciliation of non-GAAP financial measures related to the Corporation can be found under the heading "Supplemental Information" in the 2017 MD&A.

 DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada and with the SEC. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary of the Corporation at 17th Floor, 25 York Street, Toronto, Ontario, M5J 2V5 (Telephone (416) 365-5123) and are also available electronically at www.sedar.com. The filings of the Corporation through SEDAR are not incorporated by reference in this Prospectus except as specifically set out herein.

        The information incorporated by reference is considered part of this Prospectus, and information filed with the securities commission or similar authorities in each of the provinces of Canada subsequent to this Prospectus and prior to the termination of a particular offering of Securities referred to in any Prospectus Supplement will be deemed to update and, if applicable, supersede this information. Except as may be set forth in a Prospectus Supplement, the following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

  (a)
  annual information form of the Corporation for the year ended December 31, 2017 dated March 29, 2018 ("AIF");

  (b)
  audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2017 and 2016, together with the notes thereto and the auditor's report thereon;

  (c)
  management's discussion and analysis of financial condition and result of operations of the Corporation for the year ended December 31, 2017 (the "2017 MD&A");

  (d)
  management information circular of the Corporation dated March 15, 2018 in connection with the annual and special meeting of shareholders to be held on May 9, 2018; and

  (e)
  material change report of the Corporation dated March 20, 2018 announcing a new shareholder rights plan.

        Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 — Prospectus Distributions (excluding confidential material change reports), if filed by the Corporation with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and all Prospectus Supplements (only in respect of the offering of Securities to which that particular Prospectus Supplement relates) disclosing additional or updated information including the documents incorporated by reference therein, filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, all documents filed on Form 6-K or Form 40-F by the Corporation with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and the registration statement on Form F-10 of which this Prospectus forms a part, if and to the extent expressly provided in such document. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and the readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

        Upon a new annual information form and annual consolidated financial statements being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management's discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis of financial condition and results of operations being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management's discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management's discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

        A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities, together with this Prospectus, and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes.

        The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

 KINROSS GOLD CORPORATION

        Kinross is principally engaged in the mining and processing of gold and, as a by-product, silver ore and the exploration for, and the acquisition of, gold bearing properties in the Americas, the Russian Federation, West Africa and worldwide. The principal products of Kinross are gold and silver produced in the form of doré that is shipped to refineries for final processing.

        Kinross' strategy is to increase shareholder value through increases in precious metal reserves, net asset value, production, long-term cash flow and earnings per share. Kinross' strategy also consists of optimizing the performance, and therefore, the value, of existing operations, investing in quality exploration and development projects and acquiring new potentially accretive properties and projects.

Recent Developments

        On February 14, 2018, the Corporation announced that its wholly-owned subsidiary, Kinross Brasil Mineraçao, agreed to acquire two hydro-electric power plants in Brazil from a subsidiary of Gerdau SA for $257 million. The two plants are expected to secure a long-term supply of power for Kinross' Paracatu mine, resulting in lower production costs over the life of mine.

        In August 2013, the Corporation received information regarding allegations of improper payments made to government officials and certain internal control deficiencies at its West Africa mining operations. External legal counsel was immediately retained to conduct an objective internal investigation into the allegations. In March and December 2014, and July 2015, Kinross received subpoenas from the United States Securities and Exchange Commission (the "SEC") seeking information and documents on substantially the same subjects as had previously been raised. In December 2014, Kinross received similar requests for information from the United States Department of Justice. The US Department of Justice issued a declination letter in November 2017 that stated that the Department was closing its inquiry. On March 26, 2018, the SEC announced a resolution with the Corporation pursuant to which the SEC entered a cease and desist order enjoining the Corporation from violating the books and records and internal accounting controls provisions of the Foreign Corrupt Practices Act. As part of the settlement, the Corporation will pay a civil penalty of $950,000 and will report to the SEC on its anti-corruption compliance for a one-year period.

CONSOLIDATED CAPITALIZATION

        The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.

        There have been no material changes to the Corporation's share and loan capitalization on a consolidated basis since December 31, 2017.

PLAN OF DISTRIBUTION

        The Corporation may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by the Corporation from time to time. The Corporation may distribute the Securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Corporation may offer Securities in the same offering, or it may offer Securities in separate offerings. A Prospectus Supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Corporation from the sale of such Securities; (iv) any agents' commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (v) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

        If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and outlined in the applicable Prospectus Supplement and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

        The Securities may also be sold: (i) directly by the Corporation at such prices and upon such terms as agreed to by the Corporation and the purchaser of such Securities; or (ii) through agents designated by the Corporation from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a "best efforts" basis for the period of its appointment.

        The Corporation may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to "at-the-market" offerings, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an "at-the-market" offering, as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. In the event that the Corporation determines to pursue an "at-the-market" offering in Canada, the Corporation shall apply for the applicable exemptive relief from the Canadian securities commissions.

        The Corporation may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from the Corporation at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

        Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.

USE OF PROCEEDS

        The net proceeds to the Corporation from any offering of Securities, the proposed use of those proceeds and the specific business objectives which the Corporation expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

        There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Corporation will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under "Risk Factors" and any other factors set forth in the applicable Prospectus Supplement.

DESCRIPTION OF DEBT SECURITIES

        The Corporation may issue Debt Securities, separately or together, with Common Shares, Warrants, Subscription Receipts, Share Purchase Contracts or Units or any combination thereof, as the case may be. The Debt Securities will be issued under one or more indentures, in each case between the Corporation and a trustee to be determined by the Corporation and named in a Prospectus Supplement. A form of the indenture to be used in connection with offerings of Debt Securities will be filed by the Corporation with the Canadian securities regulatory authorities at www.sedar.com and with the SEC as an exhibit to the registration statement on Form F-10. The following describes the general terms that will apply to any Debt Securities that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

        The specific terms and provisions of the Debt Securities, and the extent to which the general terms of the Debt Securities described in this Prospectus apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

  aggregate principal amount and authorized denominations of such Debt Securities;

  the manner of determining the offering price(s);

  the currency in which the Debt Securities may be purchased and the currency in which the principal and any interest is payable;

  the percentage of the principal amount at which such Debt Securities will be issued;

  the date or dates on which such Debt Securities will mature;

  any mandatory or optional redemption provisions applicable to the Debt Securities;

  any sinking fund or analogous redemption provisions applicable to the Debt Securities;

  the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

  the dates on which any such interest will be payable and the record dates for such payments;

  the form of consideration for payment of any interest and/or principal payments (whether by cash, Common Shares or other securities, or a combination thereof);

  the trustee under the indenture pursuant to which the Debt Securities are to be issued;

  the designation and terms of any Debt Securities which will be offered, if any, and the number of Debt Securities that will be offered;

  any exchange or conversion terms;

  any provisions relating to any security provided for the Debt Securities;

  event of default provisions contained in the indenture pursuant to which the Debt Securities are to be issued;

  whether the Debt Securities will be senior or subordinated to other liabilities of the Corporation;

  if applicable, the identity of the Debt Security agent;

  whether the Debt Securities will be listed on any securities exchange;

  whether the Debt Securities will be issued with any other securities and, if so, the amount and terms of these securities;

  any minimum or maximum subscription amount;

  whether the Debt Securities are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  any material risk factors relating to such Debt Securities;

  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

  any other rights, privileges, restrictions and conditions attaching to the Debt Securities; and

  any other material terms or conditions of the Debt Securities.

        If the Corporation denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Corporation will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

        Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

        The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Corporation, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

        To the extent any Debt Securities are convertible into other securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF COMMON SHARES

        Kinross is authorized to issue an unlimited number of Common Shares and 1,249,941,828 Common Shares were issued and outstanding as of April 27, 2018. There are no limitations contained in the articles or bylaws of Kinross on the ability of a person who is not a Canadian resident to hold Common Shares or exercise the voting rights associated with Common Shares. The Corporation may issue Common Shares separately or together, with Debt Securities, Warrants, Subscription Receipts, Share Purchase Contracts or Units or any combination thereof, as the case may be. A summary of the rights of the Common Shares is set forth below.

Dividends

        Holders of Common Shares are entitled to receive equally, share for share, dividends when, as and if declared by the board of directors of Kinross out of funds legally available therefor.

Liquidation

        In the event of the dissolution, liquidation, or winding up of Kinross, holders of Common Shares are entitled to share rateably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of Kinross' indebtedness.

Voting

        Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders of the Corporation and are entitled to one vote for each share on all matters voted on by shareholders, including the election of directors.

DESCRIPTION OF WARRANTS

        As of the date of this Prospectus, the Corporation has no Warrants outstanding. The Corporation may issue Warrants, separately or together, with Debt Securities, Common Shares, Subscription Receipts, Share Purchase Contracts or Units or any combination thereof, as the case may be. The Warrants will be issued under a separate Warrant agreement or indenture. A copy of the Warrant agreement or indenture relating to an offering of Warrants will be filed by the Corporation with securities regulatory authorities in Canada after it has been entered into by the Corporation. The following describes the general terms that will apply to any Warrants that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

        The specific terms and provisions of the Warrants, and the extent to which the general terms of the Warrants described in this Prospectus apply to those Warrants, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

  the number of Warrants offered;

  the price or prices, if any, at which the Warrants will be issued;

  the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

  upon exercise of the Warrant, the events or conditions under which the amount of securities may be subject to adjustment;

  the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

  if applicable, the identity of the Warrant agent;

  whether the Warrants will be listed on any securities exchange;

  whether the Warrants will be issued with any other securities and, if so, the amount and terms of these securities;

  any minimum or maximum subscription amount;

  whether the Warrants are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  any material risk factors relating to such Warrants and the securities to be issued upon exercise of the Warrants;

  any other rights, privileges, restrictions and conditions attaching to the Warrants and the securities to be issued upon exercise of the Warrants; and

  any other material terms or conditions of the Warrants and the securities to be issued upon exercise of the Warrants.

        Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        As of the date of this Prospectus, the Corporation has no Subscription Receipts outstanding. The Corporation may issue Subscription Receipts, separately or together, with Debt Securities, Common Shares, Warrants, Share Purchase Contracts or Units or any combination thereof, as the case may be. The Subscription Receipts will be issued under an agreement or indenture. A copy of the Subscription Receipts agreement or indenture relating to an offering of Subscription Receipts will be filed by the Corporation with securities regulatory authorities in Canada after it has been entered into by the Corporation. The following describes the general terms that will apply to any Subscription Receipts that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

        The specific terms and provisions of the Subscription Receipts, and the extent to which the general terms of the Subscription Receipts described in this Prospectus apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

  the number of Subscription Receipts offered;

  the price or prices, if any, at which the Subscription Receipts will be issued;

  the manner of determining the offering price(s);

  the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

  the securities into which the Subscription Receipts may be exchanged;

  conditions to the exchange of Subscription Receipts into securities and the consequences of such conditions not being satisfied;

  the number of securities that may be issued upon the exchange of each Subscription Receipt and the price per security or the aggregate principal amount, denominations and terms of the series of debt securities that may be issued upon exchange of the Subscription Receipts, and the events or conditions under which the amount of securities may be subject to adjustment;

  the dates or periods during which the Subscription Receipts may be exchanged;

  the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

  provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

  if applicable, the identity of the Subscription Receipt agent;

  whether the Subscription Receipts will be listed on any securities exchange;

  whether the Subscription Receipts will be issued with any other securities and, if so, the amount and terms of these securities;

  any minimum or maximum subscription amount;

  whether the Subscription Receipts are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  any material risk factors relating to such Subscription Receipts and the securities to be issued upon exchange of the Subscription Receipts;

  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Subscription Receipts and the securities to be issued upon exchange of the Subscription Receipts;

  any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the securities to be issued upon exchange of the Subscription Receipts; and

  any other material terms or conditions of the Subscription Receipts and the securities to be issued upon exchange of the Subscription Receipts.

        Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS

        As of the date of this Prospectus, the Corporation has no Units outstanding. The Corporation may issue Units, separately or together, with Debt Securities, Common Shares, Warrants, Subscription Receipts or Share Purchase Contracts or any combination thereof, as the case may be. Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

        The specific terms and provisions of the Units, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

  the number of Units offered;

  the price or prices, if any, at which the Units will be issued;

  the manner of determining the offering price(s);

  the currency at which the Units will be offered;

  the securities comprising the Units;

  whether the Units will be issued with any other securities and, if so, the amount and terms of these securities;

  any minimum or maximum subscription amount;

  whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  any material risk factors relating to such Units or the Securities comprising the Units;

  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Securities comprising the Units;

  any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

  any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

        As of the date of this Prospectus, the Corporation has no Share Purchase Contracts outstanding. The Corporation may issue Share Purchase Contracts separately or as part of Units consisting of a Share Purchase Contract and Debt Securities, Common Shares, Warrants, Subscription Receipts or debt obligations of third parties, including U.S. Treasury securities, securing a holder's obligations to purchase the Common Shares, or any combination thereof, as the case may be. The Corporation may issue Share Purchase Contracts, including contracts obligating holders to purchase from the Corporation, and the Corporation to sell to the holders, a specified number of Common Shares, at a future date or dates, or similar contracts which may be issued on a prepaid basis. The price per Common Share and the number of Common Shares may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. The Share Purchase Contracts will require either the share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require the Corporation to make periodic payments to the holders of the Share Purchase Contracts or vice versa, and such payments may be unsecured or refunded on some basis.

        The specific terms and provisions of the Share Purchase Contracts, and the extent to which the general terms of the Share Purchase Contracts described in this Prospectus apply to those Share Purchase Contracts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable, the number of Common Shares to be purchased under the Share Purchase Contract, any procedures that will result in the adjustment of these numbers, the purchase price and purchase date or dates, any provisions relating to the settlement of the Share Purchase Contract and material Canadian federal income tax consequences and United States federal income tax consequences of owning the Share Purchase Contracts. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts. In certain circumstances, Share Purchase Contracts may be considered novel specified derivatives pursuant to Part IV of National Instrument 44-102 — Shelf Distributions.

EARNINGS COVERAGE RATIOS

        The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

 PRIOR SALES

        During the 12 month period before the date of this Prospectus, the Corporation has issued Common Shares and securities that are convertible into Common Shares as follows:

Date	Issuance Type	Total Number of Securities Issued	Issue or Exercise Price per Security
			($Cdn)
Common Shares
April 17, 2017	Exercise of options	15,764	3.73
April 18, 2017	Exercise of options	12,358	3.73
April 18, 2017	Exercise of options	7,388	4.17
May 3, 2017	Exercise of options	8,862	4.17
May 8, 2017	Vesting of Restricted Share Units ("RSUs")	20,933	5.15
May 12, 2017	Vesting of RSUs	7,031	5.71
May 23, 2017	Exercise of options	6,774	3.73
May 24, 2017	Exercise of options	49,486	5.32
May 31, 2017	Exercise of options	1,070	4.17
June 6, 2017	Exercise of options	1,618	4.17
June 12, 2017	Exercise of options	100,496	3.73
June 12, 2017	Exercise of options	12,328	4.17
November 1, 2017	Exercise of options	10,253	3.73
January 2, 2018	Exercise of options	24,465	3.73
January 2, 2018	Exercise of options	6,038	4.17
February 13, 2018	Vesting of Restricted Performance Share Units ("RPSUs")	1,526,826	4.93
February 13, 2018	Vesting of RSUs	459,540	4.93
February 15, 2018	Vesting of RSUs	420,204	4.97
February 20, 2018	Vesting of RSUs	356,561	4.87
February 23, 2018	Exercise of options	23,823	2.96
February 23, 2018	Exercise of options	6,634	4.17
March 1, 2018	Exercise of options	113,797	3.73
RSUs
February 19, 2018	RSU awards granted pursuant to the Restricted Share Plan	1,383,843	4.95	(1)
RPSUs
February 19, 2018	RPSU awards granted pursuant to the Restricted Share Plan	2,088,084	4.92	(1)
April 24, 2018	RPSU awards granted pursuant to the Restricted Share Plan	55,018.97	2.68	(1)
Options
February 19, 2018	Option awards granted pursuant to the Share Option Plan	1,950,109	2.05	(1)

Note:

(1)
Represents the fair value of the RSU, RPSU or Option at the date of the grant of the award.

 TRADING PRICE AND VOLUME

        The Common Shares are currently listed on the TSX under the trading symbol "K" and the NYSE under the trading symbol "KGC". On April 27, 2018, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX and the NYSE was Cdn$5.08 and $3.96, respectively.

        The following table sets forth the reported price range and the trading volume for the Common Shares on the TSX for the 12-month period prior to the date of this Prospectus.

	Price Range
Period	High	Low	Trading Volume
	(Cdn$)	(Cdn$)
2017
April	$5.23	$4.56	91,095,061
May	$5.94	$4.59	126,502,286
June	$6.29	$5.17	87,271,207
July	$5.40	$4.81	53,580,639
August	$5.71	$5.08	69,696,575
September	$5.96	$5.17	72,331,916
October	$5.62	$4.94	43,053,551
November	$5.70	$5.02	53,500,555
December	$5.48	$4.86	49,086,012
2018
January	$5.90	$5.10	69,962,479
February	$5.42	$4.44	71,879,947
March	$5.18	$4.50	60,240,545
April 1-27	$5.15	$4.51	48,481,197
Total for Periods			896,681,970

        The following table sets forth the reported price range and the trading volume for the Common Shares on the NYSE for the 12-month period prior to the date of this Prospectus.

	Price Range
Period	High	Low	Trading Volume
2017
April	$3.89	$3.35	230,911,400
May	$4.38	$3.35	278,694,000
June	$4.66	$3.92	251,236,000
July	$4.35	$3.73	185,501,500
August	$4.53	$4.06	256,929,000
September	$4.91	$4.11	200,798,700
October	$4.52	$3.82	150,903,100
November	$4.49	$3.91	195,848,800
December	$4.37	$3.78	157,957,900
2018
January	$4.78	$4.06	241,422,500
February	$4.40	$3.48	217,660,000
March	$4.02	$3.50	210,809,412
April 1-27	$4.04	$3.57	193,532,906
Total for Periods			2,772,205,218

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement may describe certain United States federal income tax consequences to an investor acquiring any Securities offered thereunder.

RISK FACTORS

        Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including any risk factors described herein or in a document incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the risk factors described herein, in the AIF, in another document incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Corporation. Additional risks and uncertainties of which the Corporation currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Corporation's business, financial condition and results of operation. The Corporation cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the AIF, in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

LEGAL MATTERS

        Unless otherwise specified in the Prospectus Supplement relating to the Securities, the issue and sale of the Securities will be passed upon for the Corporation as to matters of Canadian law by Osler, Hoskin & Harcourt LLP. As at the date of this Prospectus, the partners and associates of Osler, Hoskin & Harcourt LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation.

EXPERTS

        Except as otherwise set out in this Prospectus or in the documents incorporated by reference, all technical and scientific disclosure in this Prospectus has been prepared by, or under the supervision of Mr. John Sims, an officer of the Corporation and a "qualified person" as defined in NI 43-101. Mr. John Sims beneficially owns, directly or indirectly, in the aggregate, less than 1% of the securities of any class of the Corporation and does not otherwise have any direct or indirect interest in the property of the Corporation.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        The auditors of Kinross are KPMG LLP, Chartered Professional Accountants, Suite 4600 Bay Adelaide Centre, 333 Bay Street, Toronto, Ontario, M5H 2S5.

        The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal offices in Toronto.

PURCHASERS' STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

        Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages, if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal adviser.

        In addition, original purchasers of Subscription Receipts, Warrants, Share Purchase Contracts or convertible or exchangeable Debt Securities (or Units comprised of any such Securities) will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of a Subscription Receipt, Warrant, Share Purchase Contract or a convertible or exchangeable Debt Security. The contractual right of rescission will entitle such original purchasers to receive both the original amount paid for such Securities as well as the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities acquired thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus.

        In an offering of Subscription Receipts, Warrants, Share Purchase Contracts or convertible or exchangeable Debt Securities (or Units comprised of any such Securities), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus is limited, in certain provincial securities legislation, to the price at which Subscription Receipts, Warrants, Share Purchase Contracts or convertible or exchangeable Debt Securities (or Units comprised of any such Securities) are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of this right of action for damages or consult with a legal adviser.

CERTIFICATE OF THE CORPORATION

Dated: April 30, 2018

        This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of all of the provinces of Canada.

(Signed) J. PAUL ROLLINSON President and Chief Executive Officer	(Signed) TONY S. GIARDINI Executive Vice-President and Chief Financial Officer
On behalf of the Board of Directors
(Signed) JOHN A. BROUGH Director	(Signed) AVE G. LETHBRIDGE Director

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 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

        Section 136 of the Business Corporations Act (Ontario) (the "Act") provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer or an individual acting in a similar capacity, of another entity, (collectively, the "Indemnified Party"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding (collectively, the "Action") in which the individual is involved because of that association with the corporation or other entity, if:

          (a)   he or she acted honestly and in good faith with a view to the best interests of the corporation (or, if applicable, in the best interest of the other entity for which he or she acted as director, officer or in a similar capacity at the corporation's request); and

          (b)   in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

        Section 136 of the Act also provides that a corporation may, with the approval of the court, indemnify an Indemnified Party in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor (a "Derivative Action"), to which the individual is made a party because of the individual's association with the corporation or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such Derivative Action if the individual fulfills the condition set forth in clauses (a) of the paragraph above.

        The Act provides that an Indemnified Party is entitled to indemnification from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of such Action or Derivative Action to which the individual has been made party because of the individual's association with the corporation or such other entity; provided that the Indemnified Party (i) fulfills the conditions set out in the clause (a) and (b) above, and (ii) was not judged by a court or other competent authority to have committed any fault or to have omitted to do anything that such individual ought to have done.

        The Act also provides that a corporation may purchase and maintain insurance for the benefit of an Indemnified Party against liability incurred in the individual's capacity as a director or officer of the corporation, or as a director or officer, or a similar capacity, of another entity if the individual acts in that capacity at the corporation's request.

        The Bylaws of the Registrant provide that an Indemnified Party shall at all times be indemnified by the Registrant in every circumstance where the Act so permits or requires. The Bylaws further provide that, subject to limitations in the Act regarding indemnities in respect of Derivative Actions, every person who at any time is or has been a director or officer, or in a similar capacity, of the Registrant or properly incurs or has properly incurred any liability on behalf of the Registrant or who at any time acts or has acted at the Registrant's request (in respect of the Registrant or any other entity), and his or her heirs and legal representatives, shall at all times be indemnified by the Registrant against all costs, charges and expenses, including an amount paid to settle an action or satisfy a fine or judgment, reasonably incurred by him or her in respect of or in connection with any civil, criminal or administrative action, proceeding or investigation (apprehended, threatened, pending, under way or contemplated) to which he or she is or may be made a party or in which he or she is or may become otherwise involved by reason of being or having been such a director or officer or by reason of so incurring or having so incurred such liability or by reason of so acting or having so acted (or by reason of anything alleged to have been done, omitted or acquiesced in by him or her in any such capacity or otherwise in respect of any of the foregoing), and has exhausted all appeals therefrom, if:

          (a)   he or she acted honestly and in good faith with a view to the best interest of the Registrant (or, if applicable, in the best interest of the other entity for which the individual acted as a director, officer or in a similar capacity at the Registrant's request); and

          (b)   in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

        The Bylaws further provide that the above described indemnification provisions shall not affect any other right to indemnification to which any person may be or become entitled by contract or otherwise, and no settlement or plea of guilty in any action or proceeding shall alone constitute evidence that a person did not meet a condition set out in clause (a) or (b) above or any corresponding condition in the Act. The Bylaws also provide that the persons described above shall not be liable for any damage, loss, cost or liability sustained or incurred by the Registrant, except where so required by the Act, if such person acted honestly and in good faith with a view to the best interest of the Registrant (or of the entity for which the individual acted as a director, officer or in a similar capacity at the Registrant's request).

        The Registrant has a policy of insurance for its directors and officers and those of its subsidiaries. The limit of liability applicable to all insured directors and officers under the current policies, which will expire on May 1, 2018, is $125 million in the aggregate, inclusive of defense costs. Under the policies, the Registrant has reimbursement coverage to the extent that it has indemnified the directors and officers in excess of a deductible of $5 million for each loss for U.S. securities claims and $2.5 million for each other loss. The total premium charged to the Registrant in respect of coverage for 2017/2018 is $1,175,095, for 2016/2017 was $1,150,064 and for 2015/2016 was $1,118,403, no part of which is or was payable by the directors or officers of the Registrant.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 EXHIBIT INDEX

Exhibit Number	Description
4.1	Annual information form of Kinross dated March 31, 2017 for the year ended December 31, 2016 (incorporated by reference to Exhibit 99.1 to Kinross's report on Form 40-F (Commission File No. 001-13382) filed by Kinross on April 3, 2017)
4.2
Annual audited consolidated financial statements of Kinross for the year ended December 31, 2017, including consolidated balance sheets as at December 31, 2017 and December 31, 2016 and the consolidated statements of operations, common shareholders' equity, comprehensive income (loss) and cash flows for the years ended December 31, 2017 and December 31, 2016 and related notes, together with the auditors' report thereon, contained therein (incorporated by reference to Exhibit 99.2 to Kinross's report on Form 6-K filed by Kinross on February 15, 2018)
4.3
Management's discussion and analysis of Kinross for the financial year ended December 31, 2017 (incorporated by reference to Exhibit 99.1 to Kinross's report on Form 6-K filed by Kinross on February 14, 2018)
4.4
Management information circular of Kinross dated March 16, 2017, in connection with the annual meeting of shareholders held on May 3, 2017 (incorporated by reference to Exhibit 99.3 to Kinross's report on Form 6-K (Commission File No. 001-13382) filed by Kinross on March 31, 2017)
4.5	Material Change Report (incorporated by reference to Exhibit 99.2 to Kinross's report on Form 6-K (Commission File No. 001-13382) filed by Kinross on March 26, 2018)
5.1	Consent of KPMG LLP
5.2	Consent of Osler, Hoskin & Harcourt LLP*
5.3	Consent of Mr. John L. Sims*
6.1	Powers of Attorney (included on signature pages to the Registration Statement on Form F-10 dated March 5, 2018)*
7.1	Form of Trust Indenture (incorporated by reference to Exhibit 7.1 to Kinross's registration statement on Form F-10 filed by Kinross on January 7, 2016)

*
Previously filed

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

        The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

Item 2.    Consent to Service of Process.

        Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

        Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to the applicable Form F-X referencing the file number of the relevant registration statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 30th day of April, 2018.

KINROSS GOLD CORPORATION
By	/s/ J. Paul Rollinson
	Name:	J. Paul Rollinson
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated, on the 30th day of April, 2018.

/s/ J. Paul Rollinson J. Paul Rollinson	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Tony S. Giardini Tony S. Giardini	Executive Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* John A. Brough	Director
* Ian Atkinson	Director
* Kerry D. Dyte	Director
* Ave G. Lethbridge	Director
* Catherine McLeod-Seltzer	Director

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* John E. Oliver		Director
* Kelly J. Osborne		Director
* Una M. Power		Director
*By:	/s/ J. Paul Rollinson Name: J. Paul Rollinson Title: Attorney-in-Fact

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 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 2 to the Registration Statement, solely in the capacity of the duly authorized representative in the United States of Kinross Gold Corporation, on the 30th day of April, 2018.

KINROSS GOLD U.S.A., INC.
By:	/s/ Martin D. Litt
	Name:	Martin D. Litt
	Title:	Secretary

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